EXHIBIT 10.16

                                    AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered as of the 11th day of December, 1998 by and between Henry Butcher USA, Inc., a Missouri corporation with its principal office at 8182 Maryland Avenue, St. Louis, Missouri 63105 ("Butcher"), Michael Fox International, Inc., a Maryland corporation having its principal office at 3835 Naylors Drive, Baltimore, Maryland 21206 ("Fox"), Butcher-Fox, LLC, a Maryland limited liability company with its principal office at 3835 Naylors Drive, Baltimore, Maryland 21206 ("BF LLC"), Positive Asset Remarketing, Inc., a Massachusetts corporation with its principal office at 975 Boston Providence Highway, Sharon, Massachusetts 02067 ("PAR"), and asseTrade.com, Inc., a Delaware corporation with its principal office at 8182 Maryland Avenue, St. Louis, Missouri 63105 (the "Company") (hereinafter collectively referred to from time to time as the "Parties").

                                    RECITALS

a. Butcher, Fox, BF LLC and PAR are the principal organizers of the Company and hereby desire to set forth and confirm the basic terms and conditions on which the Parties shall manage and conduct the business of the Company.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties by their execution hereof), the Parties hereto agree as follows:

         i. Principal Business Activities. The Company has been formed for the express purposes set forth in the Company's Certificate of Incorporation. Subject to the provisions of its Certificate of Incorporation, the Company shall conduct the following principal activities and provide Global 2000 and other major corporations with the following services:

         o Expert financial valuation and evaluation services for the identification of corporate assets;
         o The development of customized on-line asset management programs based on the ORBIT System technology and to include the listing of all applicable corporate assets on a standard database for the internal marketing, sale and/or trading of identified corporate assets;
         o The sale and/or trading of identified corporate assets between a company's authorized operating units, divisions and facilities on a worldwide basis;
         o The on-line marketing, remarketing and sales of corporate assets on a global business basis, to include the development of an Internet and Electronic commerce platform for business-to-business on-line auctions and other historically utilized marketing efforts; and
         o The off-line marketing, remarketing and sales of corporate assets subsequent to on-line marketing, remarketing and sales efforts.



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      ii.      ORBIT System Software License.

                  (i) The Company shall hold and own an exclusive worldwide, perpetual license to the ORBIT System and any improvements thereto and component parts thereof (non-exclusive for the electric and gas utility industry and restricted for electricity related trade applications in the states of Pennsylvania, New Jersey, Maryland, Delaware and Massachusetts pursuant to the terms and conditions of a license agreement between BarterOne, L.L.C. and PECO Energy Company, through its subsidiary Energy Trading Company) for the development of an Internet based Electronic Business platform as a specific business-to-business custom application service for on-line Corpo rate/Investment Asset recovery operations, including, without limitation, the following activities as they relate to same (i) private corporate extranet/intranet distribution and Corporate/Investment Asset registration services, (ii) management, on-line and off-line marketing, remarketing and sales of corporate/investment assets of companies both as an internal mechanism for the redistribution of corporate assets and a general business-to-business commercial remarketing facilitator, (iii) registered on-line business-to-business open bid process for the resale of corporate assets, and
(iv) virtual web based center for product sales and liquidation services, as well as the inclusive license rights to utilize the system on a worldwide basis and at any of the Company's or the Company's clients' locations and on any number of central processing units. The ORBIT System shall at the time of transfer to the Company include an auction component. If such a component has not at that time been developed in connection with the ORBIT System, PAR shall at such time assign and/or transfer to the company, at no additional cost to the Company, an exclusive worldwide, perpetual license to the WWWX auction software currently owned by PAR, for use by the Company on the same terms as the ORBIT System. PAR hereby expressly agrees that any auction component subsequently developed in connection with the ORBIT System will be deemed to be a part of the ORBIT System software licensed to PAR and therefore subject to the assignment and/or transfer of same to the Company, and any such component shall be promptly delivered to the Company.

                  (ii) For purposes of this Agreement, Corporate/Investment Assets shall mean assets directly or indirectly belonging to any entity and/or employed or utilized in connection with any entity's business activities, including, without limitation, equipment, machinery, inventory, etc., and component parts thereof, excepting diamonds and/or other precious gems, in finished or unfinished form, precious metals, in raw or finished form, jewelry, currency in any form, oil, gas, coal and electric power, telecommunications, cable and water services, and excepting with respect to the use of WWWX auction software only, computers and computer parts and components sold directly to Computer Internet Auctions, a Massachusetts corporation ("CIA"), but no other person or entity, pursuant to the WWWX auction software master license between PAR and CIA as in effect on the date hereof. PAR hereby represents to Butcher, Fox and Butcher-Fox, LLC that no person or entity, including CIA, has or will have the right, pursuant to the WWWX auction software master license or otherwise, to use or sublicense the WWWX auction software for asset recovery operations similar to those to be performed by the Company.

         iii. Other Licenses. The Company may also hold and own exclusive and non-exclusive licenses to other products or services that from time to time may become available to, or be developed by, the Company and which can be utilized to create new and/or enhanced methodologies and






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practices for the redistribution and remarketing of corporate/investment  assets and the functionality of an on-line virtual auction center for identifiable customer bases, both industrial and commercial.

         iii.     Company Stock Ownership.

                  (i) Subject to and conditioned upon receipt by the Company of the consideration therefor as described in paragraphs (b) and (c) of this
Section 3, fifty percent (50%) of the voting capital stock (i.e., Class A Common Stock) of the Company shall be issued to and owned by PAR and fifty percent (50%) of the voting capital stock (i.e., Class A Common Stock) of the Company shall be issued to and owned by BF LLC. The Company shall have no other classes or series of voting stock. Upon execution of a Strategic Marketing Agreement between the Company and Admiral Asset Group, Inc. ("Admiral"), and subject to and conditioned upon receipt by the Company of the consideration therefor as described in paragraph (d) of this Section 3, and upon the written approval of the Parties, Admiral will receive a 2% non-voting equity position in the Company through the ownership of shares of the Company's Class B Common Stock. Nothing in this Agreement or in any other document shall preclude the issuance of shares of Class B Common Stock to any other person or entity as the Parties may mutually agree in writing from time to time. The consideration for the issuance of the Company's capital stock as aforesaid shall be as follows:

                  (ii) PAR shall transfer or caused to be transferred to the Company, as licensee, an exclusive worldwide, perpetual license to the ORBIT System and the WWWX auction software, as contemplated in Section 2(a) of this Agreement, without licensing/royalty and/or transaction fees and with the associated source code to enable specific customization to be developed as required by the Company's operations. In addition, PAR shall provide or cause to be provided to the Company the necessary services and material to present the ORBIT System to targeted companies and to market the Company through its planned distribution channels, which such services and materials shall be deemed to be part of the consideration paid by PAR for the initial issuance of voting capital stock of the Company. After the date hereof, PAR shall, as the Company may request from time to time, provide or cause to be provided the necessary services to manage the ATLAS System, customize and brand the ORBIT System as needed (subject to the ORBIT System software license received by the Company by or on behalf of PAR), and develop any applicable trade related transactions, which such services shall not be deemed to be part of the consideration paid by PAR for the initial issuance of voting capital stock of the Company but shall be provided at PAR's expense until such time as the Company is financially able to independently sustain its own operations or until sufficient third party funding is received. At such time, it is expressly understood and agreed that any reasonable costs and expenses incurred by PAR in connection with providing such services to the Company shall, subject to the review of such costs and expenses by the Parties and receipt of the written approval of the Parties with respect thereto, be invoiced to the Company by PAR on a quarterly basis and shall thereupon be paid by the Company to PAR.

                  (iii) BF LLC shall deliver to the Company an affidavit or other legally binding instrument stating that BF LLC, through the combined, complete and extensive global corporate operations and networks of its members and their affiliates, will provide access to its appropriate lists of industrial and commercial clients on a global basis. In addition, BF LLC shall provide to






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the Company the expertise and capability,  including the time and efforts of its members, to introduce appropriate clients to the business activities of the Company, which such services shall be deemed to be part of the consideration paid by BF LLC for the initial issuance of voting capital stock of the Company. From and after the date hereof, BF LLC shall provide to or on behalf of the Company services with respect to the inventorying, valuing, marketing and selling of Corporate/Investment Assets which such services shall not be deemed to be part of the consideration paid by BF LLC for the initial issuance of voting capital stock of the Company but shall be provided at BF LLC's expense until such time as the Company is financially able to independently sustain its own operations or until sufficient third party funding is received. At such time, it is expressly understood and agreed that any reasonable costs and expenses incurred by or on behalf of BF LLC in connection with providing such services to or on behalf of the Company shall, subject to the review of such costs and expenses by the Parties and receipt of the written approval of the Parties with respect thereto, be invoiced to the Company by BF LLC on a quarterly basis and shall thereupon be paid by the Company to BF LLC.

                  (iv) The consideration paid to the Company by Admiral for the non-voting capital stock of the Company will be deemed to consist of the services rendered by Admiral in facilitation of the development and establishment of the business relationship giving rise to the Company.

                  (v) The Parties hereby expressly acknowledge and agree that the property contributed to the Company by BF LLC, as hereinabove described, shall for all purposes be equivalent in value to the property contributed to the Company by PAR, as hereinabove described. Furthermore, the Parties hereby expressly acknowledge and agree that, upon dissolution of the Company, the Company shall return or distribute to PAR and BF LLC the respective property previously contributed to the Company by PAR and BF LLC, as the case may be, and the value of the property contributed by each of the Parties as and to the extent returned to each of the Parties shall for all purposes be equivalent.

         iv. Cross-Marketing Activities: Commercial Exclusivity. The Parties acknowledge and agree that (i) the Company will market and promote the various products and services of each of the Parties; (ii) each of the Parties will exclusively use and promote the various products and services offered by each of the other Parties as required in their respective business activities; (iii) Butcher- Fox will exclusively use the Company and/or PAR, or any transferee or assignee of all of the Company stock issued to PAR, for all of the Internet electronic business applications of BF LLC; and (iv) PAR, and any transferee or assignee of any Company stock issued to PAR, will exclusively use the Company and/or BF LLC, or any transferee or assignee of all of the Company stock issued to BF LLC, for valuation and disposition of corporate/investment assets and related activities of PAR and any such assignee or transferee.

         v. Expenses. The Parties acknowledge and agree that they will be individually responsi ble for any and all of their respective expenses pertaining to the initial activities of the Company and agree to the same until such time as the Company is financially able to independently sustain its own operations or until sufficient third party funding is received. At such time, the Company shall reimburse each of the Parties for their respective accrued initial activity expenses, provided such




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expenses are reasonable and reimbursement therefor is approved in writing by all of the Parties. Expenses reasonably incurred by PAR in connection with the development of the ATLAS System through customization of the ORBIT System shall be submitted to each of the Parties promptly after execution hereof and, if and to the extent approved by all of the Parties in writing, shall be reim bursed by the Company to PAR at such time as the Company is financially able to independently sustain its own operations or until sufficient third party funding is received. Notwithstanding the foregoing or anything else herein to the contrary, it is expressly understood and agreed that any and all costs related to the development of the following shall not be reimbursable or reimbursed: (a) the ORBIT System technology, (b) the customer lists of Butcher; and (c) the customer lists of Fox. The Parties will each make key personnel available to develop a business plan, operating budget and pilot program for the Company.

         vi. Additional Capital Needs. The Parties acknowledge and agree that their respective financial advisors shall work with each other and the Company to analyze the market for third party funding of the Company's operations and to introduce the Company to identified funding sources and brokers for a possible initial public offering of the Company capital stock, in all events subject to any and all limitations set forth in the Company's Certificate of Incorporation and Bylaws. Any initial public offering of the Company's capital stock shall occur only upon the mutual written agreement of the Parties. The Parties agree that the transfer of any equity interest in the Company shall be mutually agreed to in writing and may result in a dilution of the Parties' respective owner ship interests.

         vii. New Business Opportunities. The Parties recognize the board of directors of the Company may from time to time consider new business opportunities related to the ORBIT System software licensed to the Company. The Parties further recognize that the Company may, subject to the directors' fiduciary duties to the Company and its stockholders and subject to the provisions of the Company's Certificate of Incorporation and Bylaws, sublicense aspects of the Company's ORBIT System software license to other persons or entities, including the Parties or any of them, to use such software for purposes not deemed beneficial to the Company and/or consistent with its business activities, on such terms as the board of directors of the Company may deem to be in the best interests of the Company.

         viii. AMD Test Listing. The Parties acknowledge and agree that Butcher, prior to the date hereof, has made available to PAR and Global Trade Group, Inc. ("GTG") and/or their respective affiliates, certain information concerning Butcher's independent liquidation transactions with Advanced Micro Devices, Inc. ("AMD") and that such information has been made available to PAR, GTG and/or their respective affiliates and included on or in connection with the Auction, Tracking & Logistical Asset Support (ATLAS) System for test purposes only. Accordingly, the Parties hereby expressly acknowledge and agree that any and all commissions, fees and other amounts paid and/or earned in connection with the AMD transaction, whether before or after the date hereof, and regardless of whether or not Butcher may hereafter permit in its sole judgment the channeling of any such amounts through the ATLAS System or otherwise, again for test purposes only, shall be the sole and exclusive property of Butcher and that no amounts shall be due to the Company, PAR, GTG, BF LLC or any other entity, by AMD, Butcher or any other entity, in connection with such transactions.





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Without  limiting the foregoing,  should Butcher in its sole judgment choose not to permit the channel ing of any AMD transaction amounts through the ATLAS System, any and all commissions, fees and other amounts paid and/or earned in connection with the AMD transaction, whether before or after the date hereof, shall be paid to and retained by Butcher and no amount shall be payable or paid to or otherwise retained by the Company, PAR, GTG, BF LLC or any other entity in connection with such transaction.

         ix. Press Release. The Parties will mutually agree upon the form and content of any press releases or written public announcements regarding this Agreement, the organization and manage ment of the Company or any related matters.

         x. No Adverse Business Impact. Notwithstanding anything herein to the contrary, the Parties hereby expressly understand and agree that under no circumstances shall the business and activities of the Company be permitted to interfere with or adversely impact the business and activities of Butcher, Fox, BF LLC and/or PAR, subject to the assignment and/or transfer of the ORBIT System and WWWX Auction software licenses from PAR to the Company.


         xi.      Miscellaneous.

                  (i) The terms and conditions of this Agreement may not be amended, modified or extended, nor may any of its terms be waived, except by a written instrument signed by all of the Parties.

                  (ii) For the convenience of the Parties, this Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which will be deemed to be one and the same. A telecopy or facsimile transmission of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above.


                                     HENRY BUTCHER USA, INC.


                                     By:/s/ Robert M. Novelly
                                        ----------------------------------
                                         Robert M. Novelly, President


                                     MICHAEL FOX INTERNATIONAL, INC.


                                     By: /s/ William Z. Fox
                                        ----------------------------------
                                           William Z. Fox, President





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






                                     BUTCHER-FOX, LLC


                                     By: /s/ William Z. Fox
                                        ----------------------------------
                                           William Z. Fox, Manager


                                      By:/s/ Robert M. Novelly
                                         ----------------------------------
                                         Robert M. Novelly, Manager






                                     POSITIVE ASSET REMARKETING, INC.


                                     By: /s/ Benjamin R. Kafka
                                         ----------------------------------
                                         Benjamin R. Kafka
                                         Executive Vice President


                                     ASSETRADE.COM, INC.


                                     By: /s/  Robert Kohn
                                         ----------------------------------
                                         Robert Kohn, President


























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